Exhibit 99.1

ROXIO AND PRESSPLAY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

The following Unaudited Pro Forma Condensed Combined Statement of Operations is presented to give effect to the acquisition of Pressplay, a partnership jointly owned by wholly-owned subsidiaries of Sony Music Entertainment Inc. (“SME”) and Universal Music Group Inc. (“UMG”), by Roxio, Inc. (“Roxio” or the “Company”). On May 19, 2003 (the “Effective Date”), Roxio executed a purchase agreement (the “Purchase Agreement”) for the acquisition of Pressplay. Under the terms of the Purchase Agreement, Roxio acquired substantially all of the ownership of Pressplay, an online music service, for $12.5 million in cash and 3,914,524 shares of Roxio’s common stock (the “Roxio shares”). The selling parties, SME and UMG, have each retained a 0.2% ownership in Pressplay. In addition, the terms of the purchase agreement specify that additional, contingent consideration of up to $12.4 million may be payable. This will be determined by a specified formula based upon a percentage of cumulative positive cash flows derived from the online music distribution service. This contingent consideration is not included in the total purchase price below. As part of the consideration for the acquisition of Pressplay, Roxio entered into an asset purchase agreement with VUNet USA Technologies, an affiliate of UMG. In this asset purchase agreement Roxio obtained $2.2 million worth of certain computer hardware, software and intellectual property related to VUNet USA Technologies’ subscription management service. Additionally, Roxio assumed certain obligations to support customers of VUNet USA Technologies through December 31, 2003. The acquisition has been accounted for under the purchase method of accounting.

The total value of the Roxio shares was calculated using an average price of $6.00 per Roxio share, which was based on the average of the closing prices of Roxio’s common stock on the National Association of Securities Dealers Automated Quotation Systems (“NASDAQ”) for the five trading days immediately preceding the consummation of the acquisition. The purchase price includes an estimate of the acquisition costs. The allocation of the purchase price may ultimately differ based on the finalization of the closing balance sheet.

Calculation of purchase price (in thousands):
Value of stock consideration	$23,487
Cash consideration	12,500
Acquisition costs	1,872

Total costs	$37,859

Allocation of purchase price (in thousands):
Value of identifiable intangible asset – trade name	$300
Goodwill	34,407
Fair market value of other assets acquired less liabilities assumed	3,152

Total	$37,859

The identified intangible asset, the Pressplay trade name, will be amortized over its estimated useful life of one year. In accordance with the provisions of the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized. Roxio evaluates goodwill annually for impairment.

The following Unaudited Pro Forma Condensed Combined Statement of Operations gives effect to the acquisition to be accounted for using the purchase method of accounting, whereby the total cost of the acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the Effective Date, with any excess of the total cost over the net of the amounts assigned to assets acquired and liabilities assumed being recognized as goodwill. Pressplay’s income statement included in the Unaudited Pro Forma Condensed Combined Statement of Operations has been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and Roxio’s financial statement presentation. The Unaudited Pro Forma Condensed Combined Statement of Operations has been prepared in accordance with rules and regulations of the Securities and Exchange Commission (“SEC”) and on the basis of assumptions described in the notes thereto, including assumptions related to the calculation of the purchase price and the allocation of the total purchase price to the assets and liabilities of Pressplay based upon preliminary estimates of fair value. The actual allocation may differ from those assumptions after valuations and other procedures are completed.

The Unaudited Pro Forma Condensed Combined Statement of Operations was prepared as if the acquisition occurred as of April 1, 2003 (the beginning of Roxio’s 2004 fiscal year). The Unaudited Pro Forma Condensed Combined Statement of Operations combines Roxio’s Consolidated Statement of Operations for the nine months ended December 31, 2003 with Pressplay’s Statement of Operations for the period from January 1, 2003 through May 19, 2003. These statements are not necessarily indicative of what the actual operating results or financial position would have been had the acquisition occurred on the dates and for the periods indicated and do not purport to indicate future results of operations. In addition, they do not reflect any additional costs, or cost savings or other synergies resulting from the acquisition.

The Unaudited Pro Forma Condensed Combined Statement of Operations should be read in conjunction with the historical consolidated financial statements of Roxio filed on Forms 10-K and 10-Q and the historical financial statements of Pressplay previously filed on Form 8-K/A.

ROXIO AND PRESSPLAY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Footnotes	Roxio Nine Months Ended December 31, 2003	Pressplay Period from January 1, 2003 through May 19, 2003	Adjustments	Combined Pro Forma
Net revenues	1	$65,737	$2,094	$(11)	$67,820
Cost of revenues (excludes stock-based compensation charges of $29 and restructuring charges of $963 in Roxio)	1	22,234	3,743	(11)	25,966

Gross profit (loss)		43,503	(1,649)	—	41,854

Operating expenses:
Research and development (excludes stock-based compensation charges of $425 and restructuring charges of $597 in Roxio)	2	24,494	200	105	24,799
Sales and marketing (excludes stock-based compensation charges of $382 and restructuring charges of $909 in Roxio)	3	34,175	3,004	(2,062)	35,117
General and administrative (excludes stock-based compensation charges of $714 and restructuring charges of $2,301 in Roxio)	4	18,065	4,865	169	23,099
Restructuring charges		6,467	—	—	6,467
Amortization of intangible assets	5	3,730	1,737	(1,737)	3,730
Stock-based compensation charges		1,550	—	—	1,550

Total operating expenses		88,481	9,806	(3,525)	94,762

Income (loss) from operations		(44,978)	(11,455)	3,525	(52,908)
Gain on sale of GoBack product line		10,592	—	—	10,592
Other income, net (excludes restructuring charges of $1,697 in Roxio)	6	(41)	16	(95)	(120)

Income (loss) before provision for income taxes		(34,427)	(11,439)	3,430	(42,436)
Provision for income taxes		3,421	—	—	3,421

Net income (loss)		$(37,848)	$(11,439)	$3,430	$(45,857)

Basic and diluted net loss per share		$(1.47)			$(1.73)

Weighted average shares used in computing basic and diluted net loss per share	7	25,799		698	26,497

The following reclassification has been made to the statement of operations for Pressplay to reflect the presentation used by Roxio:

(a)	Depreciation expenses of $200,000, $5,000 and $321,000 were reclassified to research and development, sales and marketing and general and administrative, respectively, in the statement of operations.

The	pro forma adjustments related to the acquisition are as follows:

1.	To eliminate technology royalties of $11,000 paid by Pressplay to Roxio.

2.	To record $105,000 of depreciation expense for VUNet USA Technologies assets acquired in the acquisition.

3.	To record $3,000 of depreciation expense for VUNet USA Technologies assets acquired in the acquisition and to adjust $2.1 million in amortization of advances to reflect the fair value identified in the preliminary purchase price allocation (“PPPA”).

4.	To record $169,000 of depreciation expense for VUNet USA Technologies assets acquired in the acquisition.

5.	To eliminate amortization of the capitalized software intangible asset for Pressplay of $1.7 million to reflect the fair value identified in the PPPA.

6.	To adjust interest income for cash used in consideration for the acquisition.

7.	To reflect the additional shares of Roxio common stock issued to Pressplay’s partners as part of the acquisition.